Exhibit 4.4


                  1 1/2% CONVERTIBLE SENIOR DEBENTURE DUE 2005


           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





















NY2:\1038160\02\M91S02!.DOC\37994.0015

                            COMVERSE TECHNOLOGY, INC.

                  1 1/2% CONVERTIBLE SENIOR DEBENTURE DUE 2005


                                                                $ __________


CUSIP No.  205862AJ4

           Comverse Technology, Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________ ($________) U.S. Dollars on December 1, 2005 and to pay interest (including Liquidated Damages, if any) thereon, from November 22, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 in each year (each an "Interest Payment Date"), commencing June 1, 2001, at the rate of 1 1/2% per annum, until the principal hereof is paid or made available for payment. The interest (including Liquidated Damages, if any) so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15, (whether or not a Business Day) next preceding a June 1 Interest Payment Date and November 15, (whether or not a Business Day) next preceding a December 1 Interest Payment Date. Except as otherwise provided in the Indenture, any such interest (including Liquidated Damages, if any) not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal and premium, if any, shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest (including Liquidated Damages, if any) on this Security may be made by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or upon application by the Holder to the Security Registrar not later than the relevant Record Date, by wire transfer to a U.S. Dollar account (to Holders of an aggregate principal amount in excess of U.S. $5,000,000).

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated: April 27, 2001

                                COMVERSE TECHNOLOGY, INC.

                                By:
                                    -------------------------------------------
                                    Name: David Kreinberg
                                    Title: Vice President of Finance
                                           and Chief Financial Officer



                                Attest:

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


           This is one of the Securities described in the within-named
Indenture.


                                  THE CHASE MANHATTAN BANK,
                                  as Trustee

                                  By:
                                      -----------------------------------------
                                      Authorized Signatory

                               REVERSE OF SECURITY

                            COMVERSE TECHNOLOGY, INC.

                  1 1/2% CONVERTIBLE SENIOR DEBENTURE DUE 2005

           This Security is one of a duly authorized issue of Securities of the Company designated as its "1 1/2% Convertible Senior Debentures Due 2005" (herein called the "Securities"), limited in aggregate principal amount to U.S. $600,000,000, issued and to be issued under an Indenture, dated as of November 22, 2000 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities there under of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, except as provided below, at the office or agency of the Company in The City of New York, or at such other offices or agencies as the Company may designate.

           The Securities are subject to redemption any time on or after December 1, 2003, in whole or in part, at the election of the Company, at Redemption Prices (expressed as percentages of the principal amount) set forth below if redeemed during the twelve-month period beginning December 1 of the years indicated and ending November 30 of the following year:

           2003...........................................100.375%
           2004 and thereafter............................100.0%

           Notice of redemption will be given as provided in the Indenture.

           Upon the occurrence of a "Designated Event" prior to December 1, 2005, the Holder has the right (the "Repurchase Right"), at such Holder's option, to require the Company to repurchase all or any portion of such Holder's Securities on the repurchase date established by the Company at a price equal to 100% of the principal amount of the Securities, together in each case with accrued interest to, but excluding, the date fixed for redemption; provided that if such repurchase date is June 1 or December 1, then the interest payable on such date shall be paid to the Holder on the next preceding May 15 or November 15 , respectively. The Company shall mail to all Holders a notice of the occurrence of a Designated Event, of the repurchase date (which shall be not less than 30 nor more than 60 days after the notice) and of the Repurchase Right arising as a result thereof on or before 30 calendar days after the Company becomes aware of the occurrence of such Designated Event. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices of the Common Stock for the five consecutive trading days ending on and including the third trading day immediately preceding the repurchase date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that for the purposes of the eighth succeeding paragraph, such reference shall be deemed to include reference to the Repurchase Price only if the Repurchase Price is payable in cash.

           Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at such Holder's option, at any time on or after the 60th day following the latest date of original issuance of the Securities and on or before the close of business on December 1, 2005, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the second Business Day preceding the Redemption Date, or in the case of a Designated Event for which the Holder exercises its Repurchase Right with respect to this Security or a portion hereof, then in respect of this Security or such portion hereof, until, but not after, receipt of the written notice of exercise of such Repurchase Right, to convert this Security (or any portion of the principal amount hereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into newly issued, fully paid and nonassessable shares of Common Stock of the Company at a Conversion Price equal to U.S. $116.3250 aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture), by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest (including Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York. No payment or adjustment will be made on conversion of this Security for interest (including Liquidated Damages, if any) accrued hereon to the date of conversion or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations, mergers or conveyances to which the Company is a party or certain transfers of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance or transfer (assuming such holder of Common Stock failed to exercise any rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consolidation, merger, conveyance or transfer and received per share the kind and amount received per share by a plurality of nonelecting shares), assuming further, if such consolidation, merger, conveyance or transfer is consummated before the 60th day following the latest date of original issuance of the Securities, that this Security was convertible at the time of such consolidation, merger, conveyance or transfer at the initial Conversion Price specified above as adjusted from November 22, 2000 to the time of such consolidation, merger, conveyance or transfer pursuant to the Indenture and the Company must ensure that appropriate securities, cash or other property are placed in escrow or otherwise reserved through the 60th day following the latest date of original issuance of the Securities, for the benefit of Holders of Securities upon conversion of such Securities. Adjustments in the Conversion Price of less than one percent of such price will not be required, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in the computation of any subsequent adjustment.

           In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

           In the event of redemption of the Securities or conversion or repurchase of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion thereof will be issued in the name of the Holder hereof.

           Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or to a purchaser of such Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

           If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

           No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

           Pursuant to the Registration Rights Agreement, upon the effectiveness of the Shelf Registration Statement, each Holder must notify the Company not later than three Business Days prior to any proposed sale by such Holder of Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. The Company may, upon written notice to such Holder, suspend such Holder's use of the prospectus (which is part of the Shelf Registration Statement) for a reasonable period not to exceed 60 days if the Company in it reasonable judgment believes it may possess material non-public information the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. Each Holder of this Security, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence.

           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer at the office or agency of the Company in The City of New York or, subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any such Transfer Agent, at the Corporate Trust Office of the Trustee in The City of New York or at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

           The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO SUCH STATE'S CONFLICT OF LAWS PRINCIPLES.

           All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


Date of Transfer        Amount of Decrease in    Amount of Increase in     Principal Amount of          Signature of
                         Principal Amount of      Principal Amount of        this Global Note       Authorized Signatory
                          this Global Note         this Global Note      following such increase   of Trustee or Registrar
                                                                               or decrease





                                   ASSIGNMENT


           For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

           In connection with any transfer of the within Security occurring within two years of the original issuance of such Security (unless such Security is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Security is being transferred:

           / /       To the Company or a subsidiary thereof; or

           / /       Pursuant to and in compliance with Rule 144A under the
Securities Act of 1933, as amended;

           / /       Pursuant to and in compliance with Regulation S under the
Securities Act of 1933, as amended; or

           / /       Pursuant to and in compliance with Rule 144 under the
Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

           / /       The transferee is an Affiliate of the Company.

           Dated:
                  --------------------------------------------



           ---------------------------------------------------
           Signature(s)

           Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the required holder.




           ---------------------------------------------------
           Signature Guarantee



NOTICE: The signature must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE


TO:        Comverse Technology, Inc.

           The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest (including Liquidated Damages, if any) accompanies this Security.

           Dated:
                     -----------------------------------------



           ---------------------------------------------------
           Signature(s)

           Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the required holder.



           ---------------------------------------------------
           Signature Guarantee



NOTICE: The signature must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.

           Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:



           ---------------------------------------------------
           (Name)

           ---------------------------------------------------
           (Street Address)

           ---------------------------------------------------
           (City, State and Zip Code)

           Please print name and address



                     Principal amount to be converted (if less than all):

                     $ ________,000


                     --------------------------------------------------------
                     Social Security or Other Taxpayer Identification Number:

           [FORM OF OPTION TO ELECT REPAYMENT UPON A DESIGNATED EVENT]


TO:        Comverse Technology, Inc.

           The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Comverse Technology, Inc. (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with accrued interest (including Liquidated Damages, if any) to, but excluding, such date, to the registered holder hereof, in cash or, at the Company's election upon a Designated Event which constitutes a Change in Control and subject to certain conditions contained in the Indenture, in Common Stock.

           Dated:
                     -----------------------------------------



           ---------------------------------------------------
           Signature(s)


           ---------------------------------------------------
           Social Security or Other Taxpayer Identification Number

           Principal amount to be repaid (if less than all):  $       ,000
                                                               -------



NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.